UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2060

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the o Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the o Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 16, 2012, Crestwood Midstream Partners LP (the “Partnership”) entered into an amended and restated credit agreement with the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities LLC and The Royal Bank of Scotland PLC as co-documentation agents (the “Credit Agreement”). The Credit Agreement amends and restates the Partnership’s existing credit facility to, among other things, (i) extend the maturity of the revolving credit facility to November 16, 2017 (from October 1, 2015), (ii) lower the rate of interest payable under the revolving credit facility by approximately 50 basis points, and (iii) include up to $50 million in additional revolving commitments, thereby increasing the aggregate amount of the revolving credit facility to $550 million.

As amended and restated, the Credit Agreement provides for a five-year senior secured revolving credit facility for revolving loans, letters of credit and swingline loans in an aggregate amount not to exceed $550 million, subject to certain sublimits. If the Partnership meets certain conditions, it has the option to request incremental commitments in the form of term loans or an increase to the revolving commitments, in an aggregate amount of $150 million, subject to a pro forma leverage test being satisfied for aggregate increases in excess of $100 million and with the consent of existing or new lender(s) reasonably acceptable to the administrative agent providing the incremental commitments. The Partnership’s interest rate options under the facility include the London InterBank Offered Rate (“LIBOR”) and a base rate equal to the higher of: (i) 0.50% per year above the overnight federal funds effective rate, as published by the Federal Reserve Bank of New York, as in effect from time to time, (ii) the annual rate of interest in effect for that day as publicly announced by the administrative agent as its prime commercial lending rate for U.S. dollar loans and (iii) LIBOR for a one-month interest period plus 1.0% (the “Alternate Base Rate”). As the Leverage Ratio (defined below) increases, LIBOR margins for revolving loans increase in specified increments from 2.00% to a maximum of 3.00% and the Alternate Base Rate margins for revolving loans increase in specified increments from 1.00% to a maximum of 2.00%. Borrowings under the facility are guaranteed by the Partnership’s subsidiaries and are secured by substantially all of the assets of the Partnership and each of its subsidiaries (for which such purposes Crestwood Midstream Marcellus LLC, the Partnership’s joint venture, shall not be deemed a subsidiary). The Credit Agreement restricts the declaration or payment of dividends by the Partnership and also contains certain other restrictive covenants which, among other things, require the maintenance (measured on a four-quarter basis) of a maximum ratio of Consolidated Net Debt (as defined in the Credit Agreement) to EBITDA (as defined in the Credit Agreement) (the “Leverage Ratio”) and a minimum ratio of EBITDA to Cash Interest Expense (as defined in the Credit Agreement). The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement, the breach of certain covenants, the breach of other covenants after applicable grace periods, the failure to pay material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

As of November 16, 2012, there was $225.7 million in outstanding borrowings under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Certain of the lenders and/or their affiliates have had, and may in the future have, investment banking, financial advisory and other commercial dealings with the Partnership and certain of the Partnership’s affiliates, for which such lenders or their affiliates have received and may in the future receive customary compensation. Such dealings have included the following: (i) in connection with the offering and sale by the Partnership of $200,000,000 aggregate principal amount of its 7.75% Senior Notes due 2019 in April 2011, RBC Capital Markets, an affiliate of UBS Securities LLC, and an affiliate of The Royal Bank of Scotland PLC acted as joint book-running managers; and (ii) in connection with offering and sale by the Partnership of an additional $150,000,000 aggregate principal amount of its 7.75% Senior Notes due 2019 in November 2012, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, and an affiliate of The Royal Bank of Scotland PLC acted as joint book-running managers, and Wells Fargo Securities and an affiliate of UBS Securities LLC acted as co-managers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated November 16, 2012, by and among, Crestwood Midstream Partners LP, the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities LLC and The Royal Bank of Scotland PLC, as co-documentation agents.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: November 20, 2012	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated November 16, 2012, by and among, Crestwood Midstream Partners LP, the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities LLC and The Royal Bank of Scotland PLC, as co-documentation agents.